Exhibit 10.9

Intec pharma Ltd. 2015 equity incentive Plan

NOTICE OF NON-QUALIFIED STOCK OPTION AWARD

Participant’s Name and Address: [____], of [_____], USA.

You (the “Participant”) have been granted an option to purchase ordinary shares, no par value of Intec Pharma Ltd. (the “Company”), subject to the terms and conditions of this Notice of Non-Qualified Stock Option Award (the “Notice”) and the Intec Pharma Ltd. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Award	[_____]
Vesting Commencement Date	[_____]
Exercise Price per Share	$[____], the average price of the Company’s ordinary shares on NASDAQ Capital Market in the last 30 days prior to the Date of the Award, which is equal to or greater than the fair market value of a Share (as determined in accordance with Section 409A of the U.S. Internal Revenue Code of 1986, as amended).
Total Number of Shares Subject to the Option (the “Shares”)	[____]
Total Exercise Price	$[_____]
Type of Option:	Non-Qualified Stock Option
Expiration Date:	Seven Year Anniversary of Date of Award

Vesting Schedule:

Subject to the Participant’s continued status as director of the Company, and other limitations set forth in this Notice and the Plan, the Option may be exercised, in whole or in part, in accordance with the following schedule:

1/3 of the Shares subject to the Option shall vest on the first anniversary date of the Vesting Commencement Date, and the additional 2/3 of the Shares subject to the Option shall vest in eight equal quarterly installments thereafter over a period of two years, provided that the Participant continues to serve as director of the Company.

The options will accelerate upon the occurrence of a “Merger Transaction” (as such term is defined in the 2015 Equity Incentive Plan) or the entry into a “Material Agreement” (as shall be defined by the Compensation Committee and the Board of Directors of the Company)

IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice and the Plan.

Intec Pharma Ltd.

By:
Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUOUS STATUS AS A DIRECTOR OF THE COMPANY. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE OR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE PARTICIPANT’S STATUS AS A DIRECTOR OF THE COMPANY OR ANY OF ITS AFFILIATES, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY OF ITS AFFILIATES TO TERMINATE THE PARTICIPANT’S STATUS AS A DIRECTOR.

The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in this Notice and with the applicable provisions of the Plan. The Participant shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

The Participant may incur tax liability as a result of the Participant’s purchase or disposition of the Shares. THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTION IN LIGHT OF THE PARTICIPANT’S PARTICULAR CIRCUMSTANCES

The Participant acknowledges receipt of a copy of the Plan and this Notice, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice and the Plan shall be resolved by the Administrator in accordance with Section 5 of the Plan.

The Company and the Participant agree that any suit, action, or proceeding arising out of or relating to the Notice and/or the Plan shall be brought in the competent Court located in Tel-Aviv, Israel, and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Notice and/or the Plan shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

This Notice and the Plan, pertaining to this Option constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. Nothing in this Notice and/or the Plan (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. This Notice and the Plan are to be construed in accordance with and governed by the internal laws of the State of Israel without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of Israel to the rights and duties of the parties. Should any provision of this Notice and/or the Plan be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

Dated:	Signed:
Participant